UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) September 28, 2012  (September 24, 2012)

GT ADVANCED TECHNOLOGIES INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-34133	03-0606749
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Trafalgar Square
Nashua, New Hampshire 03063
(Address of Principal Executive Offices, including  Zip Code)

(603) 883-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

Underwriting Agreement

On September 24, 2012, GT Advanced Technologies (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with UBS Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of the several underwriters named in Schedule A thereto (collectively, the “Underwriters”) pursuant to which the Company agreed to sell and the Underwriters agreed to purchase, upon the terms and subject to the conditions set forth therein, up to $205 million aggregate principal amount of the Company’s 3.00% Convertible Senior Notes due 2017 (the “Notes”).  The Company also granted the Underwriters an option to purchase an additional $15 million aggregate principal amount of the Notes, which option was exercised in its entirety by the Underwriters on September 25, 2012.  The Notes will be issued under the indenture with U.S. Bank National Association, as trustee, dated September 28, 2012, as supplemented by the Supplemental Indenture (as defined below).

The Notes were registered on Form S-3ASR under the Securities Act of 1933 (Registration No. 333-184045) (the “Registration Statement”). In order to furnish certain exhibits for incorporation by reference into the Registration Statement, the Company is filing the Underwriting Agreement, the Supplemental Indenture, the Indenture and the opinion of Ropes & Gray LLP relating to the validity of the Notes as exhibits to this filing.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Base Indenture and Supplemental Indenture

The Notes were issued pursuant to a base indenture (the “Base Indenture”) dated as of September 28, 2012, as supplemented by the first supplemental indenture, dated as of September 28, 2012 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

A description of the terms and conditions of the Notes and the Indenture has been previously reported in the section entitled “Description of Notes” in the prospectus supplement, dated September 24, 2012, filed with the Securities and Exchange Commission by the Company on September 26, 2012 pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, and in the section entitled “Description of Debt Securities” of the base prospectus, dated September 24, 2012, included in the Registration Statement, and is incorporated herein by reference.

A copy of the Base Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.  A copy of the Supplemental Indenture (including a form of Note) is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Convertible Note Hedge and Warrant Transactions

In connection with the offering of the Notes, on September 25, 2012, the Company entered into convertible note hedging transactions and additional convertible note hedge transactions with four counterparties, UBS AG, London Branch, Morgan Stanley & Co. International plc, Credit Suisse International, and Bank of America N.A. (the “Option Counterparties”). The convertible note hedge transactions, which may be settled in cash, shares of Company common stock, or a combination thereof, are intended to reduce the Company’s exposure to potential cash payments or potential dilution upon conversion of the Notes. The Company also entered into warrant transactions and additional warrant transactions in which it sold warrants for an aggregate of 28,538,073 shares of its common stock to the Option Counterparties. The strike price of the warrants will initially be $9.9328 per share, which is 67.5% above the last reported sale price of the Company’s common stock on September 24, 2012.  The warrants are exercisable over the 80 trading day period beginning on January 2, 2018. The warrant transactions will have a dilutive effect to the extent that the market value per share of the Company’s common stock during such period exceeds the applicable strike price of the warrants. The Company paid the Option Counterparties approximately $16.3 million for the convertible note hedge transactions, after such cost was partially offset by the proceeds from the sale of the warrant transactions to the Option Counterparties.

Aside from the initial payment of a premium to the Option Counterparties of approximately $57.9 million, the Company will not be required to make any cash payments to the Option Counterparties under the convertible note hedging transactions and will be entitled to receive from the Option Counterparties cash, shares of Company common stock, or a combination thereof, generally equal to the amount by which the market price per share of common stock exceeds the strike price of the convertible note hedging transactions during the relevant valuation period. The strike price under the convertible note hedging transactions is generally equal to the then-effective conversion price of the Notes. Additionally, if the market value per share of the Company’s common stock exceeds the strike price on any day during the 80 trading day valuation period exceeds the strike price under the warrant transactions, the Company will be obligated to issue to the Option Counterparties, in respect of each warrant exercised as of such date, a number of shares equal in value to one eightieth of the amount by which the then-current market value of one share of Company common stock exceeds the then-effective strike price of each warrant. The Company will not receive any additional proceeds if warrants are exercised.

The foregoing description of the convertible note hedge transactions, additional convertible note hedge transactions, warrant transactions and additional warrant transactions is qualified in its entirety by reference to the base and additional call option transaction confirmations relating to the convertible note hedge transactions and the base and additional warrants confirmations relating to the warrant transactions with each of the four Option Counterparties, which are filed as Exhibits 10.1 through 10.16 to this Current Report on Form 8-K and are incorporated herein by reference

Credit Agreement Amendment

On September 24, 2012, the Company received approval for the issuance of the Notes and the entering into the convertible note hedge and warrant transactions pursuant to an amendment (the “Amendment”) to that certain credit agreement (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of January 31, 2012, by and among the Company, its U.S. operating subsidiary (as U.S. Borrower), its Hong Kong subsidiary (as Hong Kong Borrower), each lender from time to time party thereto and Bank of America, N.A., as administrative agent, Swing Line Lender and L/C Issuer.

In addition to providing for the issuance of the Notes and the entering into the convertible note hedge and warrant transactions, the Amendment imposes a minimum liquidity test that must be met in order to make a cash payment to the holders of notes in connection with any conversion event in respect of the notes. In order to make such a payment, we must have a combined minimum of $150 million in unrestricted cash and cash equivalents and availability under our revolving credit facilities.

The Amendment also provides that, on a going-forward basis, the maximum consolidated leverage ratio covenant under the Credit Agreement will be calculated on a net leverage basis, taking into account up to $100 million of cash and cash equivalents held by us in the United States. This net leverage feature will also impact the leverage tests under the Credit Agreement for certain permitted acquisitions and other permitted investments. In addition, the maximum consolidated leverage ratio covenant and the other leverage tests will exclude obligations under performance letters of credit.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment. A copy of the Amendment is filed as Exhibit 10.17 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.                  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the disclosure set forth under “Item 1.01 Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 2.03.

Item 3.02                     Unregistered Sales of Equity Securities

As described in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference, on September 25, 2012, the Company entered into warrant transactions with each of the Option Counterparties. Pursuant to the warrant transactions, the Company issued warrants to purchase 28,538,073 shares of Company common stock with a strike price of $9.9328 per share. The number of warrants and the strike price are subject to adjustment under certain circumstances described in the warrants confirmations. The Company offered and sold the warrants in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. Neither the warrants nor the underlying shares of common stock (issuable in the event the market price per share of the common stock exceeds the strike price of the warrants on each date the warrants are exercised) have been registered under the Securities Act. Neither the warrants nor such underlying shares of common stock may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01                     Financial Statements and Exhibits

(d) Exhibits

1.1	Underwriting Agreement, dated September 24, 2012, between the Company and the Underwriters

4.1	Indenture, dated September 28, 2012, between the Company and U.S. Bank National Association, as Trustee

4.2	First Supplemental Indenture, dated September 28, 2012 between the Company and U.S. Bank National Association, as Trustee (including a form of 3.00% Convertible Senior Note due 2017)

5.1	Opinion of Ropes & Gray LLP, dated September 28, 2012

10.1	Base Convertible Bond Hedge Transaction Confirmation, dated September 25, 2012, between the Company and UBS AG

10.2	Base Convertible Bond Hedge Transaction Confirmation, dated September 25, 2012, between the Company and Morgan Stanley & Co. International plc

10.3	Base Convertible Bond Hedge Transaction Confirmation, dated September 25, 2012, between the Company and Credit Suisse International

10.4	Base Convertible Bond Hedge Transaction Confirmation, dated September 25, 2012, between the Company and Bank of America N.A.

10.5	Additional Convertible Bond Hedge Transaction Confirmation, dated September 25, 2012, between the Company and UBS AG

10.6	Additional Convertible Bond Hedge Transaction Confirmation, dated September 25, 2012, between the Company and Morgan Stanley & Co. International plc

10.7	Additional Convertible Bond Hedge Transaction Confirmation, dated September 25, 2012, between the Company and Credit Suisse International

10.8	Additional Convertible Bond Hedge Transaction Confirmation, dated September 25, 2012, between the Company and Bank of America N.A.

10.9	Base Issuer Warrant Transaction Confirmation, dated September 25, 2012, between the Company and UBS AG

10.10	Base Issuer Warrant Transaction Confirmation, dated September 25, 2012, between the Company and Morgan Stanley & Co. International plc

10.11	Base Issuer Warrant Transaction Confirmation, dated September 25, 2012, between the Company and Credit Suisse International

10.12	Base Issuer Warrant Transaction Confirmation, dated September 25, 2012, between the Company and Bank of America N.A.

10.13	Additional Issuer Warrant Transaction Confirmation, dated September 25, 2012, between the Company and UBS AG

10.14	Additional Issuer Warrant Transaction Confirmation, dated September 25, 2012, between the Company and Morgan Stanley & Co. International plc

10.15	Additional Issuer Warrant Transaction Confirmation, dated September 25, 2012, between the Company and Credit Suisse International

10.16	Additional Issuer Warrant Transaction Confirmation, dated September 25, 2012, between the Company and Bank of America N.A.

10.17

Amendment No. 1 to Credit Agreement, dated as of January 31, 2012, by and among the Company, its U.S. operating subsidiary (as U.S. Borrower), its Hong Kong subsidiary (as Hong Kong Borrower), each lender from time to time party thereto and Bank of America, N.A., as administrative agent, Swing Line Lender and L/C Issuer

23.2	Consent of Ropes & Gray LLP (included in opinion)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GT SOLAR INTERNATIONAL, INC.

/s/ Hoil Kim
Date: September 28, 2012	By:	Hoil Kim
	Its:	Vice President, Chief Administrative Officer,
General Counsel and Secretary